Exhibit (g)(5)

AB ACTIVE ETFs, INC.

1345 Avenue of the Americas

New York, NY 10105

June 3, 2024

State Street Bank and Trust Company

1 Congress Street, Suite 1

Boston, MA 02114-2016

Attention: Ted Duggan - Senior Vice President

Re: AB ACTIVE ETFs, INC. (the “Fund’)

Ladies and Gentlemen:

Please be advised that the Fund has established new portfolio series known as AB Short Duration Income ETF, AB Short Duration High Yield ETF, AB International Low Volatility Equity ETF (the “Portfolios”).

In accordance with Section 29.15.2 of the Custody Agreement dated as of July 22, 2022, as amended, modified, or supplemented from time to time (the “Agreement”), by and between the Fund, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolios under the terms of the Agreement, and that Appendix A to the Agreement be hereby amended and restated as set forth on Exhibit A attached hereto.

In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 26 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Sincerely,

By:	/s/ Stephen Woetzel
Name:	Stephen Woetzel
Title:	Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Kevin Murphy
Name:	Kevin Murphy
Title:	Managing Director, Duly Authorized
Effective Date: June 3, 2024

Appendix A

ETF Clients

Fund Name	Jurisdiction of Formation

AB Active ETFs, Inc.
AB Ultra Short Income ETF	Maryland
AB Tax-Aware Short Duration Municipal ETF	Maryland
AB Disruptors ETF	Maryland
AB US High Dividend ETF	Maryland
AB US Low Volatility Equity ETF	Maryland
AB High Yield ETF	Maryland
AB US Large Cap Strategic Equities ETF	Maryland
AB Conservative Buffer ETF	Maryland
AB Core Plus Bond ETF	Maryland
AB Corporate Bond ETF	Maryland
AB Tax-Aware Intermediate Municipal ETF	Maryland
AB Tax-Aware Long Municipal ETF	Maryland
AB Short Duration Income ETF	Maryland
AB Short Duration High Yield ETF	Maryland
AB International Low Volatility Equity ETF	Maryland

EXHIBIT A

SCHEDULE A

LIST OF PORTFOLIOS

AB Active ETFs, Inc.

AB Ultra Short Income ETF

AB Tax-Aware Short Duration Municipal ETF

AB Disruptors ETF

AB US High Dividend ETF

AB US Low Volatility Equity ETF

AB High Yield ETF

AB US Large Cap Strategic Equities ETF

AB Conservative Buffer ETF

AB Core Plus Bond ETF

AB Corporate Bond ETF

AB Tax-Aware Intermediate Municipal ETF

AB Tax-Aware Long Municipal ETF

AB Short Duration Income ETF

AB Short Duration High Yield ETF

AB International Low Volatility Equity ETF